Exhibit 4.1

D. Medical Industries Ltd.

DM

ORDINARY SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP M28091 10 2

This Certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE ORDINARY SHARES, NIS 0.32 PAR VALUE, OF

D. Medical Industries Ltd.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of the Corporation’s duly authorized officers.

Dated:

BY

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

(NEW YORK, N.Y.)

CHAIRMAN OF THE BOARD OF DIRECTORS

TRANSFER AGENT AND REGISTRAR BY

AUTHORIZED SIGNATURE

CHIEF EXECUTIVE OFFICER

PROOF OF: JULY 26, 2010

D. MEDICAL INDUSTRIES LTD

WO2038

ABnote North America 711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401 (931) 388-3003

OPERATOR: JB

Rev 1

SALES: HOLLY GRONER 931-490-7660

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-9 Purple.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

FORM OF CERTIFICATE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT TEN	—	as joint tenants with right		under Uniform Gifts to Minors
		of survivorship and not as		Act
		tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

                                                                                                                                                                                                                                  Shares of the Ordinary Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                                                                          Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.

RULE 17Ad-15.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: JULY 22, 2010 D. MEDICAL INDUSTRIES LTD WO2038 BK
SALES: HOLLY GRONER 931-490-7660	OPERATOR: JB
NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:      OK AS IS      OK WITH CHANGES      MAKE CHANGES AND SEND ANOTHER PROOF